Exhibit 5.1
McW. TODMAN & CO.

BARRISTERS & SOLICITORS
NOTARIES PUBLIC

	FOUNDER: Dr. McW. Todman, CBE., Q.C.	McNamara Chambers,
	(1923 — 1996)	2nd Floor,
Terrance B. Neale, LL.B.		116 Main Street,
John E.L Carrington, LL.M.,	Tel: (284) 494-2810; 494-3810; 494-7310	P.O. Box 3342
AC1B Kevon Swan, LL.B.	Fax: (284) 494-4957; 494-7040	Road Town, Tortola,
Mishka Jacobs, LL.B.	F Mail: rnail@mctodman.com	British Virgin Islands
IBC 3805
19th March 2008
Nam Tai Electronics, Inc.
Unit C, 17 Floor Edificio Comercial Rodrigues
599 da Avenida da, Praia Grande,
Macao, SAR, PRC
          Re: Nam Tai Electronics., Inc. Registration Statement on Form F-3
Dear Sirs:
We are British Virgin Islands counsel to Nam Tai Electronics, Inc., a British Virgin Island company (the “Company”). We have assisted the Company in its preparation of a Registration Statement (the “Registration Statement”) on Form F-3 under the United States Securities Act of 1933, as amended (the “Securities Act”), registering for sale 477,319 shares common shares, $.01 par value of the Company (the “Shares”).
In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than the British Virgin Islands and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.
Based on and subject to the foregoing we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to us in the Prospectus. This consent is not to be construed

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as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.
Yours sincerely,